EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Third Quarter 2023 Financial Results

EMERYVILLE, Calif., Nov. 1, 2023 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $84.0 million, or $1.00 per diluted share, for the third quarter ended September 30, 2023, which compares to $80.3 million, or $0.95 per diluted share, in the second quarter ended June 30, 2023 and $76.8 million, or $0.90 per diluted share, in the third quarter ended September 30, 2022. Adjusted net income for the quarter was $84.0 million, or $1.00 per diluted share, which compares to $80.3 million, or $0.95 per diluted share, in the second quarter ended June 30, 2023 and $76.8 million, or $0.90 per diluted share, in the third quarter ended September 30, 2022.
Adam Pollitzer, President and Chief Executive Officer of National MI, said, “We’re proud to have again delivered stand out operating performance, continued growth in our high-quality insured portfolio, record profitability and strong returns in the third quarter. Our products and the support we provide are more important today than ever before and we're delivering unique solutions for our customers and their borrowers. We have built an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, our credit performance continues to stand ahead, and we have a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we’re well-positioned to continue delivering differentiated growth, returns and value for our shareholders."
Selected third quarter 2023 highlights include:
•Primary insurance-in-force at quarter end was $194.8 billion, compared to $191.3 billion at the end of the second quarter and $179.2 billion at the end of the third quarter of 2022
•Net premiums earned were $130.1 million, compared to $126.0 million in the second quarter and $118.3 million in the third quarter of 2022
•Total revenue was $148.2 million, compared to $142.7 million in the second quarter and $130.6 million in the third quarter of 2022
•Underwriting and operating expenses were $27.7 million, compared to $27.4 million in the second quarter and $27.1 million in the third quarter of 2022
•Insurance claims and claim expenses were $4.8 million, compared to $2.9 million in the second quarter and a benefit of $3.4 million in the third quarter of 2022
•Shareholders’ equity was $1.8 billion at quarter end and book value per share was $21.94. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $24.56, up 4% compared to $23.53 in the second quarter and 18% compared to $20.85 in the third quarter of 2022
•Annualized return on equity for the quarter was 19.0%, compared to 18.6% in the second quarter and 20.1% in the third quarter of 2022
•At quarter-end, total PMIERs available assets were $2.6 billion and net risk-based required assets were $1.4 billion

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	9/30/2023	6/30/2023	9/30/2022	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$194.8	$191.3	$179.2	2%	9%
New Insurance Written - NIW
Monthly premium	11.0	11.3	16.7	(2)%	(34)%
Single premium	0.3	0.2	0.6	40%	(47)%
Total (2)	11.3	11.5	17.2	(1)%	(34)%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)

Net Premiums Earned	130.1	126.0	118.3	3%	10%
Insurance Claims and Claim Expenses (Benefits)	4.8	2.9	(3.4)	67%	(242)%
Underwriting and Operating Expenses	27.7	27.4	27.1	1%	2%
Net Income	84.0	80.3	76.8	5%	9%
Book Value per Share (excluding net unrealized gains and losses) (3)	24.56	23.53	20.85	4%	18%
Loss Ratio	3.7%	2.3%	(2.9)%
Expense Ratio	21.3%	21.8%	22.9%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Total may not foot due to rounding.
(3)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, November 1, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "perceive," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including rising interest rates and inflation) and

EXHIBIT 99.1
investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, and their impacts on our business, operations and personnel; changes in the charters, business practices, policy, pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (FHFA), such as the FHFA's priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs (collectively, government MIs), and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning "Qualified Mortgage" and "Qualified Residential Mortgage"; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; uncertainty relating to the coronavirus (COVID-19) virus and its variants or the measures taken by governmental authorities and other third-parties to contain the spread of COVID-19, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third-party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including exposure of our confidential customer and other confidential information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our

EXHIBIT 99.1
fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. Furthermore, all unexercised warrants expired in April 2022 and, as such, no change in fair value will be recognized in future reporting periods. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our

EXHIBIT 99.1
net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(5) Net unrealized gains and losses on investments. The recognition of the net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (loss) (unaudited)	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$130,089	$118,317	$377,828	$355,682
Net investment income	17,853	11,945	49,265	33,065
Net realized investment gains (losses)	—	14	(33)	475
Other revenues	217	301	563	1,016
Total revenues	148,159	130,577	427,623	390,238
Expenses
Insurance claims and claim expenses (benefits)	4,812	(3,389)	14,386	(7,044)
Underwriting and operating expenses	27,749	27,144	80,983	90,779
Service expenses	239	197	586	963
Interest expense	8,059	8,036	24,146	24,128
Gain from change in fair value of warrant liability	—	—	—	(1,113)
Total expenses	40,859	31,988	120,101	107,713

Income before income taxes	107,300	98,589	307,522	282,525
Income tax expense	23,345	21,751	68,825	62,563
Net income	$83,955	$76,838	$238,697	$219,962

Earnings per share
Basic	$1.02	$0.91	$2.88	$2.58
Diluted	$1.00	$0.90	$2.83	$2.53

Weighted average common shares outstanding
Basic	82,096	84,444	82,879	85,369
Diluted	83,670	85,485	84,236	86,420

Loss ratio (1)	3.7%	(2.9)%	3.8%	(2.0)%
Expense ratio (2)	21.3%	22.9%	21.4%	25.5%
Combined ratio (3)	25.0%	20.1%	25.2%	23.5%

Net income	$83,955	$76,838	$238,697	$219,962
Other comprehensive loss, net of tax:
Unrealized losses in accumulated other comprehensive loss, net of tax benefit of $6,980 and $15,932 for the three months ended September 30, 2023 and 2022, and $2,467 and $59,112 for the nine months ended September 30, 2023 and 2022, respectively	(26,257)	(59,936)	(9,280)	(222,374)
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $0 and $3 for the three months ended September 30, 2023 and 2022, and $(7) and $100 for the nine months ended September 30, 2023 and 2022, respectively	—	(10)	26	(377)
Other comprehensive loss, net of tax	(26,257)	(59,946)	(9,254)	(222,751)
Comprehensive income (loss)	$57,698	$16,892	$229,443	$(2,789)

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses (benefits) by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	September 30, 2023	December 31, 2022
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,462,778 and $2,352,747 as of September 30, 2023 and December 31, 2022, respectively)	$2,197,686	$2,099,389
Cash and cash equivalents (including restricted cash of $2,251 and $2,176 as of September 30, 2023 and December 31, 2022, respectively)	176,463	44,426
Premiums receivable	73,381	69,680
Accrued investment income	17,972	14,144
Deferred policy acquisition costs, net	62,195	58,564
Software and equipment, net	31,991	31,930
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	25,956	21,587
Prepaid federal income taxes	154,409	154,409
Other assets	18,344	18,267
Total assets	$2,762,031	$2,516,030

Liabilities
Debt	$397,198	$396,051
Unearned premiums	98,211	123,035
Accounts payable and accrued expenses	88,629	74,576
Reserve for insurance claims and claim expenses	116,078	99,836
Reinsurance funds withheld	1,947	2,674
Deferred tax liability, net	257,163	193,859
Other liabilities	11,844	12,272
Total liabilities	971,070	902,303

Shareholders' equity
Common stock - class A shares, $0.01 par value; 86,940,460 shares issued and 81,630,452 shares outstanding as of September 30, 2023 and 86,472,742 shares issued and 83,549,879 shares outstanding as of December 31, 2022 (250,000,000 shares authorized)	870	865
Additional paid-in capital	981,044	972,717
Treasury Stock, at cost: 5,310,008 and 2,922,863 common shares as of September 30, 2023 and December 31, 2022, respectively	(117,116)	(56,575)
Accumulated other comprehensive loss, net of tax	(213,577)	(204,323)
Retained earnings	1,139,740	901,043
Total shareholders' equity	1,790,961	1,613,727
Total liabilities and shareholders' equity	$2,762,031	$2,516,030

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the nine months ended
	9/30/2023	6/30/2023	9/30/2022	09/30/23	9/30/2022
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$130,089	$125,985	$118,317	$377,828	$355,682
Net investment income	17,853	16,518	11,945	49,265	33,065
Net realized investment gains (losses)	—	—	14	(33)	475
Other revenues	217	182	301	563	1,016
Total revenues	148,159	142,685	130,577	427,623	390,238
Expenses
Insurance claims and claim expenses (benefits)	4,812	2,873	(3,389)	14,386	(7,044)
Underwriting and operating expenses	27,749	27,448	27,144	80,983	90,779
Service expenses	239	267	197	586	963
Interest expense	8,059	8,048	8,036	24,146	24,128
Gain from change in fair value of warrant liability	—	—	—	—	(1,113)
Total expenses	40,859	38,636	31,988	120,101	107,713
Income before income taxes	107,300	104,049	98,589	307,522	282,525
Income tax expense	23,345	23,765	21,751	68,825	62,563
Net income	$83,955	$80,284	$76,838	$238,697	$219,962

Adjustments:
Net realized investment (gains) losses	—	—	(14)	33	(475)
Gain from change in fair value of warrant liability	—	—	—	—	(1,113)
Capital markets transaction costs	—	—	—	—	205
Adjusted income before taxes	107,300	104,049	98,575	307,555	281,142

Income tax (benefit) expense on adjustments (1)	—	—	(3)	7	(57)
Adjusted net income	$83,955	$80,284	$76,827	$238,723	$218,636

Weighted average diluted shares outstanding	83,670	84,190	85,485	84,236	86,420

Diluted EPS	$1.00	$0.95	$0.90	$2.83	$2.53
Adjusted diluted EPS	$1.00	$0.95	$0.90	$2.83	$2.53

Return-on-equity	19.0%	18.6%	20.1%	18.7%	19.0%
Adjusted return-on-equity	19.0%	18.6%	20.1%	18.7%	18.9%

Expense ratio (2)	21.3%	21.8%	22.9%	21.4%	25.5%
Adjusted expense ratio (3)	21.3%	21.8%	22.9%	21.4%	25.5%

Combined ratio (4)	25.0%	24.1%	20.1%	25.2%	23.5%
Adjusted combined ratio (5)	25.0%	24.1%	20.1%	25.2%	23.5%

Book value per share (6)	$21.94	$21.25	$18.21
Book value per share (excluding net unrealized gains and losses) (7)	$24.56	$23.53	$20.85

EXHIBIT 99.1

(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses (benefits) by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses (benefits) by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholder's equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2023			2022
	September 30	June 30	March 31	December 31	September 30	June 30
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$130,089	$125,985	$121,754	$119,584	$118,317	$120,870
Net investment income	17,853	16,518	14,894	13,341	11,945	10,921
Net realized investment (losses) gains	—	—	(33)	6	14	53
Other revenues	217	182	164	176	301	376
Total revenues	148,159	142,685	136,779	133,107	130,577	132,220
Expenses
Insurance claims and claim expenses (benefits)	4,812	2,873	6,701	3,450	(3,389)	(3,036)
Underwriting and operating expenses	27,749	27,448	25,786	26,711	27,144	30,700
Service expenses	239	267	80	131	197	336
Interest expense	8,059	8,048	8,039	8,035	8,036	8,051
Gain from change in fair value of warrant liability	—	—	—	—	—	(1,020)
Total expenses	40,859	38,636	40,606	38,327	31,988	35,031

Income before income taxes	107,300	104,049	96,173	94,780	98,589	97,189
Income tax expense	23,345	23,765	21,715	21,840	21,751	21,745
Net income	$83,955	$80,284	$74,458	$72,940	$76,838	$75,444

Earnings per share
Basic	$1.02	$0.97	$0.89	$0.87	$0.91	$0.88
Diluted	$1.00	$0.95	$0.88	$0.86	$0.90	$0.86

Weighted average common shares outstanding
Basic	82,096	82,958	83,600	83,592	84,444	85,734
Diluted	83,670	84,190	84,840	84,809	85,485	86,577

Other data
Loss ratio (1)	3.7%	2.3%	5.5%	2.9%	(2.9)%	(2.5)%
Expense ratio (2)	21.3%	21.8%	21.2%	22.3%	22.9%	25.4%
Combined ratio (3)	25.0%	24.1%	26.7%	25.2%	20.1%	22.9%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses (benefits) by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$11,334	$11,478	$8,734	$10,719	$17,239	$16,611
New risk written	3,027	3,022	2,258	2,797	4,616	4,386
Insurance-in-force (IIF) (1)	194,781	191,306	186,724	183,968	179,173	168,639
Risk-in-force (RIF) (1)	51,011	49,875	48,494	47,648	46,259	43,260
Policies in force (count) (1)	622,993	611,441	600,294	594,142	580,525	551,543
Average loan size ($ value in thousands) (1)	$313	$313	$311	$310	$309	$306
Coverage percentage (2)	26.2%	26.1%	26.0%	25.9%	25.8%	25.7%
Loans in default (count) (1)	4,594	4,349	4,475	4,449	4,096	4,271
Default rate (1)	0.74%	0.71%	0.75%	0.75%	0.71%	0.77%
Risk-in-force on defaulted loans (1)	$359	$335	$337	$323	$284	$295
Net premium yield (3)	0.27%	0.27%	0.26%	0.26%	0.27%	0.30%
Earnings from cancellations	$0.9	$1.1	$1.4	$1.5	$1.8	$2.2
Annual persistency (4)	86.2%	86.0%	85.1%	83.5%	80.1%	76.0%
Quarterly run-off (5)	4.1%	3.7%	3.2%	3.3%	4.0%	4.3%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.

NIW, IIF and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	For the three months ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In Millions)
Monthly	$11,038	$11,266	$8,550	$10,451	$16,676	$15,695
Single	296	212	184	268	563	916
Primary	$11,334	$11,478	$8,734	$10,719	$17,239	$16,611

Primary and pool IIF	As of
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In Millions)
Monthly	$175,308	$171,685	$166,924	$163,903	$158,897	$148,488
Single	19,473	19,621	19,800	20,065	20,276	20,151
Primary	194,781	191,306	186,724	183,968	179,173	168,639

Pool	—	1,000	1,025	1,049	1,078	1,114
Total	$194,781	$192,306	$187,749	$185,017	$180,251	$169,753

EXHIBIT 99.1
    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, and 2023 QSR Transaction and collectively, the QSR Transactions), insurance-linked note transactions (2019 ILN Transaction, 2020-2 ILN Transaction, 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions), and traditional reinsurance transactions (2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction and 2023-2 XOL Transaction and collectively, the XOL Transactions) for the periods indicated.

	For the three months ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$12,753,261	$12,761,294	$12,635,442	$12,617,169	$12,511,797	$9,040,944
Ceded premiums earned	(42,015)	(42,002)	(42,096)	(42,246)	(42,265)	(30,231)
Ceded claims and claim expenses (benefits)	2,221	803	1,965	1,934	248	(403)
Ceding commission earned	9,808	9,877	9,965	10,089	10,193	6,146
Profit commission	22,184	23,486	22,279	22,314	23,899	17,778
The ILN Transactions (1)
Ceded premiums	$(6,925)	$(8,815)	$(9,095)	$(10,112)	$(10,730)	$(10,132)
The XOL Transactions
Ceded Premiums	$(7,968)	$(7,672)	$(7,237)	$(6,199)	$(4,808)	$(2,907)
(1)    Effective March 25, 2022 and April 25, 2022, NMIC exercised its optional clean-up call to terminate and commute its previously outstanding excess of loss reinsurance agreements with Oaktown Re Ltd. and Oaktown Re IV Ltd., respectively. Effective July 25, 2023, NMIC exercised its optional call to terminate and commute its previously outstanding excess of loss reinsurance agreement with Oaktown Re II Ltd. NMIC no longer makes risk premium payments to Oaktown Re Ltd., Oaktown Re II Ltd. and Oaktown Re IV Ltd., thereafter.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended			For the nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(In Millions)
>= 760	$6,261	$6,919	$6,815	$18,431	$21,177
740-759	1,877	1,836	3,663	5,227	8,951
720-739	1,556	1,541	2,751	4,204	6,744
700-719	876	668	2,245	2,000	5,534
680-699	623	413	1,477	1,378	3,998
<=679	141	101	288	306	1,611
Total	$11,334	$11,478	$17,239	$31,546	$48,015
Weighted average FICO	758	763	748	761	749

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended			For the nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(In Millions)
95.01% and above	$1,362	$1,003	$1,610	$2,723	$4,553
90.01% to 95.00%	5,414	5,323	9,398	14,822	24,706
85.01% to 90.00%	3,525	3,891	4,505	10,650	13,145
85.00% and below	1,033	1,261	1,726	3,351	5,611
Total	$11,334	$11,478	$17,239	$31,546	$48,015
Weighted average LTV	92.4%	92.0%	92.6%	92.1%	92.3%

Primary NIW by purchase/refinance mix	For the three months ended			For the nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(In Millions)
Purchase	$11,143	$11,233	$16,944	$30,870	$46,545
Refinance	191	245	295	676	1,470
Total	$11,334	$11,478	$17,239	$31,546	$48,015

EXHIBIT 99.1
The table below presents a summary of our primary IIF and RIF by book year as of September 30, 2023.

Primary IIF and RIF	As of September 30, 2023
	IIF	RIF
	(In Millions)
September 30, 2023	$30,357	$7,994
2022	53,618	14,210
2021	64,855	16,818
2020	28,926	7,550
2019	7,984	2,119
2018 and before	9,041	2,320
Total	$194,781	$51,011
    The tables below present our total primary IIF and RIF by FICO and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	September 30, 2023	June 30, 2023	September 30, 2022
	(In Millions)
>= 760	$97,026	$94,931	$87,152
740-759	34,394	33,841	31,770
720-739	27,360	26,862	25,089
700-719	18,484	18,261	17,852
680-699	12,683	12,506	12,185
<=679	4,834	4,905	5,125
Total	$194,781	$191,306	$179,173

Primary RIF by FICO	As of
	September 30, 2023	June 30, 2023	September 30, 2022
	(In Millions)
>= 760	$25,149	$24,472	$22,125
740-759	9,067	8,888	8,298
720-739	7,254	7,090	6,574
700-719	4,938	4,865	4,747
680-699	3,373	3,315	3,223
<=679	1,230	1,245	1,292
Total	$51,011	$49,875	$46,259

Primary IIF by LTV	As of
	September 30, 2023	June 30, 2023	September 30, 2022
	(In Millions)
95.01% and above	$19,007	$18,141	$17,269
90.01% to 95.00%	93,908	91,719	84,396
85.01% to 90.00%	59,371	58,210	53,456
85.00% and below	22,495	23,236	24,052
Total	$194,781	$191,306	$179,173

EXHIBIT 99.1

Primary RIF by LTV	As of
	September 30, 2023	June 30, 2023	September 30, 2022
	(In Millions)
95.01% and above	$5,876	$5,600	$5,308
90.01% to 95.00%	27,741	27,097	24,921
85.01% to 90.00%	14,704	14,400	13,167
85.00% and below	2,690	2,778	2,863
Total	$51,011	$49,875	$46,259

Primary RIF by Loan Type	As of
	September 30, 2023	June 30, 2023	September 30, 2022
Fixed	98%	98%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	1
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF for the dates and periods indicated.

Primary IIF	As of and for the three months ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(In Millions)
IIF, beginning of period	$191,306	$186,724	$168,639
NIW	11,334	11,478	17,239
Cancellations, principal repayments and other reductions	(7,859)	(6,896)	(6,705)
IIF, end of period	$194,781	$191,306	$179,173
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	September 30, 2023	June 30, 2023	September 30, 2022
California	10.3%	10.4%	10.7%
Texas	8.7	8.7	8.7
Florida	7.7	7.9	8.2
Georgia	4.1	4.1	4.1
Virginia	4.0	4.0	4.2
Washington	4.0	4.0	3.9
Illinois	3.9	3.9	4.0
Pennsylvania	3.4	3.4	3.4
Colorado	3.3	3.4	3.5
Maryland	3.3	3.3	3.4
Total	52.7%	53.1%	54.1%

EXHIBIT 99.1
    The table below presents selected primary portfolio statistics, by book year, as of September 30, 2023.

	As of September 30, 2023
Book Year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values In Millions)
2014 and prior	$3,613	$175	5%	15,441	1,101	17	57	3.7%	0.5%	1.5%
2015	12,422	1,044	8%	52,548	5,884	92	136	2.6%	0.4%	1.6%
2016	21,187	2,128	10%	83,626	11,267	204	160	2.0%	0.4%	1.8%
2017	21,582	2,629	12%	85,897	14,333	385	139	2.5%	0.6%	2.7%
2018	27,295	3,065	11%	104,043	16,051	459	140	3.3%	0.6%	2.9%
2019	45,141	7,984	18%	148,423	34,133	509	50	2.7%	0.4%	1.5%
2020	62,702	28,926	46%	186,174	96,747	539	17	2.0%	0.3%	0.6%
2021	85,574	64,855	76%	257,972	206,637	1,354	15	5.1%	0.5%	0.7%
2022	58,734	53,618	91%	163,281	152,756	985	3	19.6%	0.6%	0.6%
2023	31,546	30,357	96%	86,560	84,084	50	—	5.9%	0.1%	0.1%
Total	$369,796	$194,781		1,183,965	622,993	4,594	717
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses (benefits):

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
	(In Thousands)
Beginning balance	$110,448	$98,462	$99,836	$103,551
Less reinsurance recoverables (1)	(24,023)	(19,588)	(21,587)	(20,320)
Beginning balance, net of reinsurance recoverables	86,425	78,874	78,249	83,231

Add claims incurred:
Claims and claim expenses (benefits) incurred:
Current year (2)	16,117	9,348	60,987	28,135
Prior years (3)	(11,305)	(12,737)	(46,601)	(35,179)
Total claims and claim expenses (benefits) incurred	4,812	(3,389)	14,386	(7,044)

Less claims paid:
Claims and claim expenses paid:
Current year (2)	65	47	119	73
Prior years (3)	1,050	249	2,394	925
Total claims and claim expenses paid	1,115	296	2,513	998

Reserve at end of period, net of reinsurance recoverables	90,122	75,189	90,122	75,189
Add reinsurance recoverables (1)	25,956	19,755	25,956	19,755
Ending balance	$116,078	$94,944	$116,078	$94,944
(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $54.4 million attributed to net case reserves and $5.8 million attributed to net IBNR reserves for the nine months ended September 30, 2023 and $23.3 million attributed to net case reserves and $4.2 million attributed to net IBNR reserves for the nine months ended September 30, 2022.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $41.1 million attributed to net case reserves and $4.5 million attributed to net IBNR reserves for the nine months ended September 30, 2023 and $29.2 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the nine months ended September 30, 2022.

The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Beginning default inventory	4,349	4,271	4,449	6,227
Plus: new defaults	1,744	1,354	4,719	3,586
Less: cures	(1,434)	(1,511)	(4,434)	(5,654)
Less: claims paid	(62)	(16)	(129)	(59)
Less: rescission and claims denied	(3)	(2)	(11)	(4)
Ending default inventory	4,594	4,096	4,594	4,096

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
	($ Values In Thousands)
Number of claims paid (1)	62	16	129	59
Total amount paid for claims	$1,402	$376	$3,132	$1,249
Average amount paid per claim	$23	$24	$24	$21
Severity (2)	46%	55%	51%	46%
(1)    Count includes 23 and 47 claims settled without payment during the three and nine months ended September 30, 2023, respectively, and three and 19 claims settled without payment during the three and nine months ended September 30, 2022, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

	As of September 30,
Average reserve per default:	2023	2022
	(In Thousands)
Case (1)	$23.4	$21.5
IBNR (1)(2)	1.9	1.7
Total	$25.3	$23.2
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

    The following table provides a comparison of the PMIERs available assets and risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	September 30, 2023	June 30, 2023	September 30, 2022
	(In Thousands)
Available Assets	$2,602,680	$2,491,280	$2,275,487
Risk-Based Required Assets	1,414,233	1,317,961	1,172,581